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                                                                    Exhibit 99.1






                                 AT THE COMPANY

Edward C. Callahan, Jr.                                         Vincent T. Dolan
President and CEO                                                     VP and CFO
610-277-8300                                                        610-277-8300


               NEOWARE SYSTEMS, INC. SECURITIES TO TRADE ON NASDAQ
              SMALLCAP MARKET; COMPANY TO PURSUE NEW LINUX PRODUCT
               STRATEGY AND TERMINATES EXISTING AGREEMENT WITH MTX


         KING OF PRUSSIA, Pa.--Jan. 31, 2000--Neoware Systems, Inc. (NASDAQ:
NWRE), announced today that it has received notification from the Nasdaq Listing Qualifications Panel that, effective with the open of business January 31, 2000 the Company's common stock and warrants will begin trading on the Nasdaq Small Cap market. The securities will be listed under the existing symbols NWRE and NWREW. The continued listing on the SmallCap market is contingent upon successful completion of an application and review process by February 10, 2000. Neoware believes that its application will be accepted.
         Neoware also announced that it is pursuing a new product and market strategy capitalizing on its strength in embedded operating systems, and plans to demonstrate new Linux-based software products at LinuxWorld Expo in New York this week. Neoware has more than ten years of experience developing embedded UNIX-based operating systems, and has utilized this expertise to create an embedded version of the industry-standard Linux operating system which is designed to operate in small "appliance" devices with limited memory and no hard drive. The Company intends to seek financing and strategic partnerships in order to capitalize upon these new product opportunities.
         In connection with this new Linux-based product strategy, Neoware has terminated its previously announced Agreement under which Neoware was to acquire certain assets of MTX. The Linux operating system was the fastest growing server-based operating environment in 1998, growing more than 190 percent, according to market research firm IDC. More than 29 percent of all public Web servers run on Linux, according to the research firm Netcraft, making Linux the most popular operating system for public Web sites. IDC predicts that shipment of handheld and notebook-style information appliance devices will exceed 55 million units in 2002, and that by 2005, shipments of these appliances will exceed shipments of PCs.

About Neoware
         Neoware's products are thin client appliances designed to allow access to Linux, the Internet and Windows-based applications running on multi-user Windows NT servers. They are designed as alternatives to dumb terminals or personal computers, offering lower up-front and administrative costs. More information about Neoware can be found on the Web at http://www.neoware.com o via email at info@neoware.com. Neoware is based in King of Prussia, PA.

For Neoware Investors
         This release contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from those in such forward looking statements. Forward looking statements include those relating to Neoware's new Linux-based products and strategy, which have not yet been completed or announced, the Company's ability to attract financing and strategic partners, and the Company's ability to capitalize upon its new Linux-based products. The words "believe", "expect", "intend", "anticipate", variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward- looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

CONTACT: Neoware Systems, Inc.
Edward C. Callahan, Jr., 610-277-8300
Vincent T. Dolan, 610-277-8300